CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:	Kraft RT

As independent registered certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 3 to Form S-B 2 Registration Statement of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 5, 2006 relating to the financial statements of Kraft RT and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP Russell Bedford Stefanou Mirchandani LLP

New York, New York
February 12, 2007